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                                  Exhibit 5.1

                          [Bondy & Schloss Letterhead]







                                                                January 14, 2002

Board of Directors
Grand Enterprises, Inc.
119 West 23rd Street
New York, New York  10004


          Re:  Grand Enterprises, Inc.
                 Registration Statement on Form SB-2

Ladies and Gentlemen:

     We refer to the Registration Statement on Form SB-2 (the Registration Statement) filed by Grand Enterprises, Inc. (the "Company") under the Securities Act of 1933, as amended. The Registration Statement covers 2,250,000 shares of common stock $.001 par value (the "Common Stock") offered by selling shareholders (the "Selling Shareholders").

     In our opinion, the shares of Common Stock included in the Registration Statement will, when sold as contemplated therein, be legally issued, fully paid and non-assessable.

     We hereby consent to be named, and to the use of this opinion, in the above-referenced Registration Statement.

                                        Very truly yours,

                                        Bondy & Schloss LLP